Exhibit 21.1
Subsidiaries of GPGI, Inc.

Subsidiary Name	Jurisdiction of Incorporation
GPGI Holdings, L.L.C	Delaware
Husky Holdings LLC	Delaware
CompoSecure, L.L.C.	Delaware
Forge US Top, LLC	Delaware
Husky Holdings 2 Inc.	Delaware
Arculus Holdings, L.L.C.	Delaware
CompoSecure UK, Ltd.	England and Wales
Husky Injection Molding Systems Ltd.	British Columbia
Husky Injection Molding Systems, Inc.	Illinois
PE Titan Holding Limited	England and Wales
PE Titan Holding II Limited	England and Wales
PE Titan Holding III Limited	England and Wales
Husky Injection Molding Systems (South Africa) (Pty) Limited	South Africa
Husky Injection Molding Systems Colombia Ltd.	Ontario
Titan Co-Borrower, LLC	Delaware
Husky Injection Molding Systems Luxembourg Holdings S.à.r.l.	Luxembourg
Husky Injection Molding Systems (Shanghai) Ltd.	Shanghai
Husky Injection Molding Systems Malaysia SDN BHD	Malaysia
Husky Corporation	Japan
Husky Injection Molding Systems Argentina S.A.	Argentina
Husky Injection Molding Systems (Chile) S.A.	Chile
Husky Injection Molding Systems Singapore Pte. Ltd.	Singapore
Magor Mold, LLC	California
Husky Injection Molding Systems (Shenzhen) Ltd.	Shenzhen
Husky Injection Molding Systems Korea Inc.	Korea
Husky Injection Molding Systems (Philippines), Inc.	Philippines
Husky Injection Molding Systems ANZ Pty Limited	Australia
Husky do Brasil Sistemas de Injeção Ltda.	Brazil
Husky Injection Molding Systems Mexico, S.A. de C.V.	Mexico
PT Husky Injection Molding Systems Indonesia	Indonesia
Husky Injection Molding Systems S.à.r.l.	Luxembourg
Husky Injection Molding Systems (India) Private Limited	India
Husky Injection Molding Systems (Thailand) Ltd.	Thailand
Husky Injection Molding Systems Vietnam Co. Ltd.	Vietnam
Husky Injection Molding Systems IP Holdings S.à.r.l.	Luxembourg
Husky Injection Molding Systems Austria GmbH	Austria
Husky Injection Molding Systems (Belgium) S.A.	Belgium
Husky Injection Molding Systems Iberia, S.L.U.	Spain
Husky Italia S.R.L.	Italy
Schöttli AG	Switzerland

Exhibit 21.1

Husky Injection Molding Systems S.A.R.L.	France
Husky Injection Molding Systems Luxembourg IP Development S.à.r.l.	Luxembourg
Husky-KTW GesmbH	Austria
Husky Injection Molding Systems (Nordic) A/S	Denmark
Husky Spritzgiess – Systeme GmbH	Germany
Husky CIS Limited Liability Company	Russian Federation
Husky Injection Molding Systems (U.K.) Limited	England and Wales
Husky Injection Molding Systems (Israel) Ltd.	Israel
Husky-KTW s.r.o.	Czech Republic